AMENDMENT TO
                     CUSTODY, ADMINISTRATION AND ACCOUNTING
                               SERVICES AGREEMENT

     This Amendment effective the 29th day of January, 2008 to the Custody, Administration and Accounting Services Agreement effective as of the 1st day of October, 2003 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust") and Mellon Bank, N.A. ("Mellon").

     WHEREAS, the Trust and Mellon have entered into the Agreement; and

     WHEREAS, pursuant to Article VI, Section 12d of the Agreement, the Trust and Mellon wish to amend the Agreement to add two Funds and to delete one Fund from the series .

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4. The Trust and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Mellon to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                           MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                           By:      /s/ DENISE B. KNEELAND
                                    ----------------------
                           Name:    Denise B. Kneeland
                           Title:   Assistant Vice President and Secretary

                           MELLON BANK, N.A.

                           By:      /s/ CANDICE WALKER
                                    ------------------
                           Name:    Candice Walker
                           Title:   Vice President

                                   APPENDIX A
                                   ----------
                                  LIST OF FUNDS
                                  -------------
                               (effective 1/29/08)

                      Mellon Capital Large Cap Growth Fund
                 (formerly Mellon Equity Large Cap Growth Fund)
                          Mellon Capital Micro Cap Fund
                     (formerly Mellon Equity Micro Cap Fund)
                        Newton International Equity Fund

              The Boston Company Emerging Markets Core Equity Fund
                The Boston Company International Core Equity Fund
                 The Boston Company International Small Cap Fund
                     The Boston Company Large Cap Core Fund
                    The Boston Company Small Cap Growth Fund
             The Boston Company Small Cap Tax Sensitive Equity Fund
                     The Boston Company Small Cap Value Fund
                   The Boston Company Small Cap Value Fund II
                  The Boston Company Small/Mid Cap Equity Fund
         (formerly The Boston Company Small Capitalization Equity Fund)

                        Standish Mellon Fixed Income Fund
                    Standish Mellon Global Fixed Income Fund
                Standish Mellon Intermediate Tax Exempt Bond Fund
                 Standish Mellon International Fixed Income Fund

                                                                               2